UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 3, 2011

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office) (Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

(a - b)  At the 2011 Annual Meeting of Stockholders of NIC Inc. (the “Company”) held on May 3, 2011, Company stockholders voted on four proposals and cast their votes as described below.  The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2011.

Proposal 1

The following directors were elected to serve until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Harry H. Herrington	48,905,177	1,064,036	9,958,866
Art N. Burtscher	48,696,062	1,273,151	9,958,866
Daniel J. Evans	48,405,861	1,563,352	9,958,866
Ross C. Hartley	49,247,624	721,589	9,958,866
Alexander C. Kemper	48,695,062	1,274,151	9,958,866
William M. Lyons	48,696,949	1,272,264	9,958,866
Pete Wilson	48,407,948	1,561,265	9,958,866

Proposal 2

Company stockholders approved on an advisory basis the compensation of the Company's named executive officers as set forth in the Company's proxy statement for the 2011 Annual Meeting of Stockholders, as set forth below:

For	Against	Abstentions	Broker Non-Votes
46,276,471	3,571,711	121,031	9,958,866

Proposal 3

Company stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
25,757,604	1,467,728	22,714,465	29,416	9,958,866

Proposal 4

Company stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 as set forth below:

For	Against	Abstentions	Broker Non-Votes
58,321,979	1,585,792	20,308	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

	By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Chief Operating Officer, General Counsel and Secretary

Date: May 6, 2011

3